EXHIBIT 10.11

                 EXCLUSIVE PURCHASE AND MANUFACTURING AGREEMENT
                     AND AMENDMENT TO DISTRIBUTION AGREEMENT


         This Purchasing and Manufacturing agreement (this "Agreement") is made and entered into as of the 19th day of March, 1996, by and between HOME ARCADE SYSTEMS, INC., a California corporation ("Home Arcade"), and SC&T INTERNATIONAL, INC., an Arizona corporation ("SC&T").

                                    RECITALS

         A. Home Arcade designs, develops, manufactures and sells products. Home Arcade's products include a steering wheel and racing pedal for use on video arcade games. The steering wheels and racing pedals designed and developed by Home Arcade are described more particularly on Exhibit A hereto, and are hereinafter referred to as the "Products".

         B. Pursuant to that certain Distribution Agreement dated December 29, 1995, Home Arcade engaged SC&T as the exclusive distributor of the steering wheel included within the Products to customers throughout the Territory, as therein defined (the "Distribution Agreement").

         C. Home Arcade desires to sell to SC&T the sole, exclusive, worldwide right to manufacture the Products, as well as the tools and materials necessary to do so.

         D. Wherein any provisions of that certain Distribution Agreement dated December 29, 1995 are in conflict with this Exclusive and Manufacturing Agreement, this Agreement shall supersede such provisions.

         E. This Agreement memorializes in writing all previous covenants, agreement and understandings of the parties hereto.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. OWNERSHIP OF RIGHTS. To the best of Home Arcade's knowledge and belief, Home Arcade is the sole originator,
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designer, developer and owner of all rights in and to the Products.

         2. SALE OF MANUFACTURING RIGHTS AND EXISTING TOOLS AND MOLDS. Subject to and in accordance with the terms and conditions of this agreement, Home Arcade sells and transfers to SC&T, free and clear of all liens, claims and encumbrances, the worldwide, sole, exclusive right, title, and interest in and to the manufacture of the Products and in and to all tools, molds, and other tangible items including, without limitation, drawings and specifications, necessary to make the Products, as identified in Exhibit B hereto (collectively the "Tools"), existing in connection therewith. During the term of this Agreement, Home Arcade shall not manufacture any products or items similar to the Products or Tools, nor shall Home Arcade, directly or indirectly, authorize, encourage or condone such manufacture by any third parties.

         3. AMENDMENT TO DISTRIBUTION AGREEMENT. The Distribution Agreement is hereby amended such that the definition of Products therein is expanded to include all items defined as Products in this Agreement, and to expand the definition of Territory to be worldwide. Other than as set forth herein, the parties hereto ratify and confirm the terms of the Distribution Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF HOME ARCADE.

                  (a) Home Arcade has good and marketable to, and rightful possession of, all of the Tools, free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind and character. The tools are in a marketable condition and are in good operating condition and in a state of good maintenance and repair. The Tools are sufficient to produce all of the Products without any additions or modifications thereto. Home Arcade further warrants that manufacture of the Products by SC&T will not violate any third party rights or interests. There are no suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against or affecting Home Arcade, the Tools or the Products in any court or before any federal, state, local or other governmental department or agency, and neither Home Arcade, nor the Tools, nor the Products is or are subject to or directly affected by any order, judgment, award, decree or ruling of any court or governmental agency. Neither this agreement, including all exhibits hereto, nor any other document
furnished  or  delivered  by  Home  Arcade  to  SC&T  in  connection   with  the
transactions contemplated hereby, to the best of Home Arcade's
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knowledge and belief,  contains any untrue statement of material fact or, to the best of Home Arcade's knowledge and belief, omits to state a material fact required to be stated in order to make such statement, document or other instrument not misleading. In addition to the foregoing, Home Arcade has not failed to inform SC&T to any material fact relative to the Product or the tools.

                  (b) Home Arcade represents, warrants and agrees that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the full right, power and authority corporate or otherwise, to sell and own the Products and all rights connected therewith and to carry on its business as it is now being conducted and is intended to be conducted in accordance with this Agreement. The execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the full and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Home Arcade, and this Agreement constitutes the legal, valid and binding obligation of Home Arcade, enforceable against Home Arcade in accordance with its terms.

         5. REPRESENTATION AND WARRANTIES OF SC&T. SC&T represents, warrants and agrees that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with the full right, power and authority, corporate or otherwise, to manufacture, purchase, own and sell the Products and to carry on its business as it is now being constructed and as intended to be conducted in accordance with this Agreement. The execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the full and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of SC&T, and this Agreement constitutes the legal, valid and binding obligation of SC&T, enforceable against SC&T in accordance with its terms. Neither this agreement, including all exhibits hereto, nor any other document furnished or delivered by SC&T to Home Arcade in connection with the transactions contemplated hereby, to the best of SC&T's knowledge and belief, contains any untrue statement of material fact, or to the best of SC&T's knowledge and belief, omits to state a material fact required to be stated in order to make such statement, document or other instrument not misleading.

         6. PURCHASE PRICE

                  (a) SC&T agrees to pay a total of Sixty Thousand Dollars ($60,000) for the Tools as follows:
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                           (i)  Fifteen Thousand Dollars ($15,000) upon  signing
                  of this Agreement;

                           (ii) Five Thousand Dollars ($5,000) per month payable
                  upon the 15th day of each month commencing on May 15, 1996 and ending January 15, 1997;

                  (b) For so long as SC&T manufactures any of the Products, with respect to those Products manufactured, SC&T further agrees to pay for the manufacturing rights granted hereunder as follows:

                           (i) A royalty of fifteen percent (15%) of the manufacturing cost of each IBM PC, SNES, SEGA, and SONY steering wheel Product, such royalty to be due and payable within sixty (60) days of manufacturing of the Product and shall not fall below Two Dollars and Twenty-five Cents ($2.25) per IBM PC, SNES or SEGA steering wheel Product, with no minimum royalty for SONY steering wheel Product;

                           (ii) A chip  development  fee  of  Twenty-five  Cents
                  ($.25) for each IBM steering wheel Product manufactured, and only for IBM steering wheel Products, which shall be due and payable within sixty (60) days of manufacturing of the product, such payments to be made to Home Arcade Systems, Inc. at 1543 Meridian Avenue, San Jose, California 95125;

                           (iii) A similar fee of  Thirty-five  cents ($.35) for
                  each SONY steering wheel Product manufactured, and only for SONY steering wheel Products, which payments shall be due and payable to Home Arcade Systems, Inc. at 1543 Meridian Avenue, San Jose, California 95125 within sixty (60) days of manufacturing of such products; and

                           (iv) A royalty  fee of Ninety  Cents  ($.90) for each
                  set of racing pedals Product, payable to Home Arcade, such royalty to be due and payable within Sixty (60) days of manufacturing of this product.

                  (c) For the purpose of this Agreement, manufacturing costs shall mean the actual manufacturing cost charged, per Product, to SC&T by the manufacturing facility, as hereinafter defined.

         7. NO ASSUMPTION OF LIABILITIES.  Notwithstanding anything
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to the  contrary  set  forth in this  Agreement,  SC&T does not and shall not be deemed to have assumed any obligations or liabilities of Home Arcade whatsoever.

         8. SUPPLY OF PRODUCTS TO HOME ARCADE. SC&T hereby agrees to manufacture up to Three Thousand (3,000) 3DO steering wheel products for Home Arcade, at SC&T's cost to manufacture such 3DO steering wheel products, plus customary shipping, taxes and similar fees and costs. Orders by Home Arcade for 3DO steering wheel products in excess of said Three Thousand (3,000) units and for 3DO pedals, will be priced at SC&T's cost of manufacture plus 15% with a minimum of Two Dollars and Twenty-five Cents ($2.25) per unit plus customary shipping, taxes and similar costs. No manufacture of products for Home Arcade will be subject to payment of royalty to Home Arcade as provided for in Paragraph
5(b)(i) above. All orders for products by Home Arcade shall be subject to the customary terms and conditions of SC&T purchase orders except that all payments shall be due and payable at the time goods are prepared for shipment.

         9. FINAL ORDER OF PRODUCT AND DELIVERY OF THE TOOLS. SC&T hereby orders and Home Arcade hereby agrees to supply to SC&T per Purchase Order No. 00611 Five Thousand (5,000) units of SONY Play Station at a cost of Forty-one Dollars and Fifty Cents ($41.50) each (the "Final Order"), such Final Order to be completed no later than April 30, 1996. Upon completion of manufacture of the Final Order, but in any event not later than April 9, 1996, Home Arcade shall pack and crate the Tools for shipment to an offshore manufacturing facility to be designated by SC&T (the "Manufacturing Facility"). Home Arcade shall package and crate the Tools in a manner that is reasonable to ensure their safe delivery to the designated manufacturing facility and to protect the Tools against expected handling. SC&T will be responsible for arranging for the shipment of the Tools and for the cost of shipment. Risk of loss with respect to the Tools shall pass from Home Arcade to SC&T upon freight on board from San Carlos, California.

         10. BOOKS AND RECORDS. SC&T will keep full, complete and accurate books of account and records covering all of its transactions relating to this Agreement. Home Arcade will have the right, no more frequently than once per calendar quarter, to examine all books of account, records, documents, and material in SC&T's possession or under its control that relate directly to the manufacture, use, and sale of the Products pursuant to this Agreement. Any examination made in accordance with this Section 9 shall be made during SC&T's regular business hours, on SC&T's premises, at Home Arcade's expense, and upon Seven (7) days'
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prior written notice to SC&T.

         11. TECHNICAL SUPPORT. Home Arcade undertakes and agrees to provide SC&T with adequate sales training, technical support and marketing assistance, as and when such is deemed necessary, and requested, by SC&T.

         12. INFRINGEMENT BY THIRD PARTIES.

                  (a) Home Arcade shall promptly notify SC&T of any possible or potential infringement by others of the Products, the Tools or the rights granted to SC&T under this Agreement.

                  (b) Home Arcade shall notify SC&T promptly of any litigation instituted by any entity against Home Arcade, relating to the Tools or Products. SC&T, in SC&T's sole discretion and expense, may undertake the defense or prosecution of any such litigation and Home Arcade shall execute any and all documents and do such acts and things as may, in the opinion of SC&T or its counsel, be necessary to carry out such defense or prosecution. Home Arcade, at its own expense, may be represented in any such litigation by counsel of its own selection. If SC&T fails, without reasonable grounds for such failure, to initiate or complete litigation against an infringing third party after a demand therefor by Home Arcade, then Home Arcade, may, but shall not be obligated at its sole expense, to bring such action.

                  (c) Any damages awarded to SC&T or Home Arcade in any action against an infringing third party pursuant to this Section 12(b) shall be the property of SC&T, except that, if any portion of such damages are awarded;

                           (i) to Home Arcade  based upon injury to its business
                  suffered by Home Arcade such portion shall be the property of Home Arcade; and,

                           (ii) to Home Arcade  pursuant to a lawsuit brought by
                  Home Arcade in accordance with Section 12(b) of this Agreement, Home Arcade shall be entitled to retain from such damage award, the expenses including attorneys' fees, incurred by Home Arcade in bringing the lawsuit after SC&T has been reimbursed any of its expenses including attorneys' fees incurred in defending against an infringing third party.
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         13. INFRINGEMENT OF RIGHTS OF THIRD PARTIES.

                  (a) Home Arcade shall promptly notify SC&T of any claim or allegation by a third party that the manufacture or sale of the Products or the use of the tools infringes any claim of such third party's patent or proprietary property;

                  (b) SC&T, at its sole discretion, may defend and otherwise respond to any claim or allegation by a third party that the manufacture of the Products or use of the Tools infringes any claim of such third party's proprietary property. Home Arcade shall, at its sole expense, furnish all assistance reasonable for such defense by SC&T.

         14. DUTIES OF SC&T. Home Arcade shall exercise no control over the management and operation of SC&T, and, except as otherwise set forth herein, SC&T shall have full discretion as to the manufacturing and marketing techniques used, resale, method of payment accepted and all other facets of this manufacturing and distribution business, including, without limitation, the selection and control of any person or entities through which it may elect to conduct manufacturing and sales.

         15. NONDISCLOSURE AND LIMITED USE OF CONFIDENTIAL OR PROPRIETARY INFORMATION. Each party shall refrain from disclosing to any third parties, or using for any purpose, any operating, product marketing, manufacturing, product design or sales management information or other confidential or proprietary information with respect to the Tools or the Products; and each party shall cause its employees and agents to refrain from disclosing to any third parties, or using for any purpose, any such confidential or proprietary information. Each party shall limit its use of such confidential or proprietary information received hereunder to the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, SC&T shall be entitled to solicit any customers for the products for sale of any other product produced or distributed by SC&T.

         16. SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS. Each of the representations, warranties and covenants contained in this Agreement is true and correct in all respects on the date hereof, and shall survive the consummation of the transactions contemplated by this Agreement.

         17. ASSURANCE OF HOME ARCADE. Home Arcade undertakes and agrees to provide SC&T with all leads, inquiries, and orders it may receive subsequent to March 15, 1996, for any of the products. Home Arcade shall deliver such information to SC&T
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within Forty-eight (48) hours after receipt.

         18. PUBLICITY. Home Arcade shall not issue any press release or make any public statement regarding the transactions contemplated hereby, including by not limited to a press release or public statement announcing the execution of this Agreement or any orders of Product hereunder, without the prior written approval of SC&T.

         19. PROJECTIONS. SC&T makes no, and shall make no projections with respect to the sales of the Products. No disclosure of third party orders or statements by SC&T shall be deemed to constitute a projection.

         20. TERM OF AGREEMENT. This Agreement shall terminate upon the earlier of (a) Twenty (20) years after the date of this Agreement; or (b) the date that SC&T ceases manufacturing any of the Products.

         21. FORCE MAJEURE. Neither SC&T nor Home Arcade shall be responsible for any loss or damage resulting from any delay or failure in performing any provision of this Agreement if the delay or failure results from: (a) transportation shortages, inadequate supply of labor, material or energy, or the voluntary foregoing of the right to acquire or use of any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any government or any department or agency thereof; (b) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof; (c) acts of God; or (d) fires, strikes, labor troubles, embargoes, war or riot. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary.

         22. INDEPENDENT CONTRACTOR. SC&T and Home Arcade each acknowledges and agrees that SC&T is an independent contractor and that under this Agreement neither SC&T nor Home Arcade shall be considered for any purpose to be the agent, partner, franchisor, franchisee or joint venturer of the other. Nor shall Home Arcade or SC&T have any obligation or responsibility to act on behalf of or in the name of the other, or the power or authority to bind the other in any manner whatsoever. Any representation to the contrary by SC&T or by Home Arcade, or the employees or agents of either, shall be sufficient grounds for the termination of this Agreement.

         23. INDEMNIFICATION. Each party hereto shall indemnify,

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defend and hold the other,  its officers,  directors,  shareholders,  employees, agents and representative harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable
attorney's   fees)  arising  out  of  or  resulting  from  the   performance  or
nonperformance by the indemnifying party of any obligation or agreement of the indemnifying party under this Agreement, or any misrepresentation or breach of a representation, covenant or warranty made in this Agreement, or in connection with the performance of its duties hereunder, by the indemnifying party, whether intentional or unintentional. In addition, SC&T and Home Arcade shall indemnify, defend and hold each other harmless for, from and against any such claims, losses, costs, damages, expenses or liabilities to third parties, including without limitation, any governmental agencies from the products manufactured solely by SC&T or solely by Home Arcade and/or sold by them in their respective packaging, including any product liability or warranty claims of any kind, with respect to the products manufactured by them, except that Home Arcade shall defend any third party claims wherein such claims arise from allegations that the manufacturing or sale of the Products or use of the Tools infringes any claim of such third party's patent or proprietary property rights.

         24. RIGHTS OF FIRST REFUSAL.

                  (a) In the event that Home Arcade should develop any products in addition to the Products, prior to granting any distribution and/or manufacturing rights to any third party or parties, Home Arcade shall offer the distribution and/or manufacturing rights to SC&T or its designee. In the event that SC&T rejects the terms of distribution and/or manufacturing offered by Home Arcade, prior to entering into any sales, marketing, licensing, distribution, or manufacturing arrangement with any third party or parties, Home Arcade shall deliver to SC&T a bona fide written offer from such third party or parties to enter into any such sales marketing, licensing, distribution, or manufacturing arrangement. Thereafter, SC&T shall have thirty (30) days to advise Home Arcade, in writing, that it, or its designee, shall enter into such arrangement for the same price and on the same terms as set forth in the offer.

                  (b) Prior to selling all or substantially all of the stock or assets of Home Arcade to a third party or parties, Home Arcade shall, or shall cause its shareholders, to deliver to SC&T a bona fide written offer from such third party or parties. Thereafter, SC&T shall have thirty (30) days to advise Home
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Arcade, in writing, that it, or its designee shall purchase the stock or assets, as the case may be, for the same price and on the same terms as set forth in the offer.

         25. BILL OF SALE. The Agreement is intended to, and shall be evidence of, transfer of the Tools as provided for herein, and such transfer is made with the representations and warranties provided for herein.

         26. GENERAL PROVISIONS.

                  (a) Further Assurances. Each of the parties hereto shall execute and deliver all such other instruments and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement and the transactions provided for herein.

                  (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, or twelve (12) hours after being sent by fax, or five (5) days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's address as set forth below:

                            SC&T International, Inc.
                            3837 East LaSalle Street
                            Phoenix, Arizona 85040
                            Fax No. (602) 470-1507
                            Attention:  President

                            Home Arcade Systems, Inc.
                            1543 Meridian Avenue
                            San Jose, CA 95125
                            Fax No. (408) 269-3316
                            Attention: President

         Either party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (c) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and except for any assignments by SC&T to related entities, or through a merger or acquisition of SC&T, shall not be assigned by either party without the prior written consent of
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the other, which shall not be unreasonably withheld.

                  (d)  Entire  Agreement.  This  Agreement,  together  with  the
Distribution Agreement, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreement, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof including without limitation that certain Exclusive Purchase and Manufacturing Agreement and Amendment to Distribution Agreement dated as of March 19, 1996 containing various handwritten and faxed amendments thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  (e) Controlling Law; Exclusive Jurisdiction and Venue. This agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the law of the state of Arizona, not withstanding any Arizona or other conflict-of laws provisions to the contrary.

                  (f) Indulgences Not Waivers. Neither the failure not any delay on the party or a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privileges preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power of privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (g) Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (h) Numbers of Days. In computing the numbers of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays in the State of Arizona; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day that is not a Saturday,
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Sunday or holiday.

                  (i) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and has the opportunity to have this document reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of or against any party shall be drawn from the fact that one party has drafted any portion hereof.

                  (j) Amendment. This Agreement may only be amended or modified by written agreement signed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and fully authorized officers as of the date first above written.

HOME ARCADE SYSTEMS, INC.                   SC&T INTERNATIONAL, INC.

By:  (SIGNATURE NOT LEGIBLE)                By:      (SIGNATURE NOT LEGIBLE)
     -------------------------------             -------------------------------
Its:     President                          Its:     VP of Finance
     -------------------------------             -------------------------------

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                                    EXHIBIT A


                                    PRODUCTS


         1.       Sega Arcade Racing Wheel.

         2.       Super Nintendo Arcade Racing Wheel.

         3.       IBM PC Arcade Racing Wheel.

         4.       Sony Arcade Racing Wheel.

         5.       Pedals to all platforms except 3DO platforms.

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                                    EXHIBIT B


                                 TOOLS AND MOLDS


         1.       Tool for steering wheel mold.

         2.       Tool for console mold.

         3.       Tool for family mold.

         4.       Tool for bottom plate mold.

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